EXHIBIT 1

                             Stock Option Agreement

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                             STOCK OPTION AGREEMENT


         THIS AGREEMENT is made as of the 6th day of April, 1994 (the "Grant Date") by and between ROBERT T. GIAIMO, ("Giaimo") and CLINTON A. CLARK ("Optionee");


                              W I T N E S S E T H:

RECITALS

         A. In recognition of Optionee's past services benefitting Giaimo, Giaimo hereby grants Optionee an option to purchase certain shares of common stock of Silver Diner Development, Inc. (the "Company") owned by Giaimo on the terms and conditions set forth below.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement Giaimo hereby grants to Optionee, as of the Grant Date, a stock option (the "Option") to purchase up to 600 shares (the "Optioned Shares") of the Common Stock, par value $.10 per share, of the Company ("Common Stock") from time to time during the option term at the option price of $120 per share (the "Option Price").

         2. Option Term. The specified term of the Option shall be the period commencing on the Grant Date and, unless earlier terminated as provided herein, terminating at 5:00 P.M., Washington, D.C. time on the day immediately preceding the tenth (10th) anniversary of the Grant Date (the "Expiration Time"). Upon the expiration of the option term or upon its earlier termination as provied herein, the Option shall cease to be exercisable and have no further force or effect whatsoever.

         3. Option Nontransferable; Exception. The Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution. If Optionee shall die, all Options may, unless earlier terminated in accordance with their terms, be exercised by the personal representative of the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of death of the Optionee, at any time within nine (9) months after the date of death of the Optionee, but in no event later than the date of expiration of the Option, provided that during the lifetime of the Optionee any option granted to him may be exercised only by the Optionee.

         4. Exercisability. The Option may be exercised in whole at any time or in part from time to time until the Expiration Time.


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         5.       Manner of Exercising Option.

                  (a) In order to exercise the Option with respect to all or any part of the Optioned Shares for which the Option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                           (i) Provide Giaimo with written notice of such exercise, specifying the number of Optioned Shares with respect to which the Option is being exercised;

                           (ii) Pay the Option Price for the Optioned Shares being purchased in cash or by check payable to the order of Giaimo;

                           (iii) Furnish Giaimo appropriate documentation that the person or persons exercising the Option, if other than Optionee, have the right to exercise the Option on behalf of and for Optionee.

The Exercise Date shall be the date on which Giaimo receives written notice of the exercise of the Option together with payment of the Option Price for the Optioned Shares being purchased.

         6. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, devisees, legal representatives and assigns of Optionee and Giaimo.

         7. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Virginia.

         8.       Warranties and Obligations of Optionee.

                  (a) Optionee represents, warrants and agrees that Optionee will acquire and hold the shares purchased on exercise of the Option for his own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with federal and state securities laws, and that Optionee will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any shares purchased on exercise of the Option (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a Registration Statement on an appro priate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effect and is current with respect to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act, the availability of which exemption shall be the subject matter of an opinion of counsel reasonably acceptable to Giaimo

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that no registration under the Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

                  (b) Optionee acknowledges that Optionee understands that (i) the Option has been granted and the shares to be sold to Optionee upon exercise of the Option will be sold to Optionee pursuant to exemptions from the registration requirements in the Act and in this connection Giaimo is relying in part on the representations set forth in this Agreement; (ii) such shares must be held indefinitely unless they are registered or an exemption from registration becomes available under the Act and the securities laws of any state; (iii) neither Giaimo nor the Company is under any obligation to register such shares or to comply with any exemption from such registration, including those portions of Rule 144 under the Act to be complied with by the issuer; (iv) if Rule 144 is available for sales of such shares, and there is no assurance that Optionee will ever be able to sell under Rule 144, such sales in reliance upon Rule 144 may be made only after the shares have been held for the requisite holding period and then only in limited amounts in accordance with the conditions of that Rule, all of which must be met; (v) an investment in the Company involves a high degree of risk; and (vi) Optionee must, therefore, continue to bear the economic risks of the investment in such shares for an indefinite period of time after the exercise of the Option.

                  (c) Optionee acknowledges that Optionee has received and reviewed the brief description of the Common Stock of the Company provided in Exhibit A attached hereto and certain financial and other information with respect to the Company. Optionee further acknowledges that Optionee has had the opportunity to ask questions of, and receive answers from, Giaimo concerning all material information concerning the Company.

                  (d) Optionee acknowledges that Optionee has the capacity to protect Optionee's own interests in connection with the exercise of the Option, and to evaluate the merits and risks of the prospective investment, by reason of Optionee's business or financial experience or the business or financial experience of Optionee's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly.

                  (e) Immediately prior to the exercise of all or any portion of the Option, Optionee shall deliver to Giaimo a signed statement, in a form satisfactory to Giaimo, confirming that each of the representations, warranties, acknowledgments and agreements contained in this Paragraph 8 is true as to Optionee as of the date of such exercise. Such statement will be satisfactory to Giaimo if made in the form of Exhibit B attached hereto.

                  (f) Optionee understands that all certificates representing shares transferred pursuant to this Agreement, unless made pursuant to an appropriate Registration Statement under the Act, will bear the following restrictive legend:


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         The transfer of the common stock  represented  by this  certificate  is restricted under, and subject to the terms of, an Investor and Employee
         Stockholders   Agreement   dated   November  21,  1990,  to  which  the
         Corporation is a party and a copy of which is on file at the Corporation's office.

         The securities represented by this certificate have been issued pursuant to a claim of exemption from the registration or qualification provision of federal and state securities laws and may not be sold or transferred without compliance with the registration or qualification provisions of applicable federal and state securities laws or applicable exemptions therefrom.

         9.       Effect of Certain Changes.

                  (a) If during the Option Term there is any change in the number of issued shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of Optioned Shares and the Option Price shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (b) In the event of (i) the proposed dissolution or liquidation of the Company, (ii) any corporate separation or division, including but not limited to, a split-up, a split-off or spin-off, (iii) the Company executes a definitive agreement to merge or consolidate with or into another corporation or to sell or otherwise dispose of substantially all of its assets,
(iv) more than 50% of the Company's then outstanding voting stock is acquired by any person or group or (v) Giaimo ceases to be president of the Company, then Giaimo shall provide Optionee with no less than thirty (30) days' written notice of such event and Optionee shall have the right, during such period to exercise the Option as to all or any part of the shares of Common Stock covered thereby.

                  (c) Paragraphs (a) and (b) of this Section 9 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities or any other corporation, cash or any other thing of value.

         10. Restrictions on Optioned Shares. Optionee understands and agrees that any Optioned Shares acquired by Optionee or his or her successor pursuant to this Agreement shall be held subject to the terms of the Investor and Employee Stockholders' Agreement, dated November 21, 1990, by and among the Company, Robert T. Giaimo, Ype Hengst, Optionee and certain other investor shareholders or any successor agreement thereto to which Optionee is a party.


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         IN  WITNESS  WHEREOF,  Giaimo  and  Optionee  have each  executed  this
Agreement in duplicate as of the day and year first above written.


                                            ---------------------------------
                                            Robert T. Giaimo


                                            ---------------------------------
                                            Clinton A. Clark, Optionee

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                                    EXHIBIT A


DESCRIPTION OF COMMON STOCK OF SILVER DINER DEVELOPMENT, INC.


The authorized Common Stock of Silver Diner Development, Inc. consists of 1,000,000 shares of Common Stock, par value $.10 per share, of which 600 shares are being offered by this grant, and of which 149,478.422 are outstanding on the date of this grant. All shares currently outstanding are, and the shares offered hereby when issued and paid for in accordance with the Agreement to which this Exhibit A is attached will be, fully paid and non-assessable and are entitled to participate ratably in any distribution of assets to stockholders in liquidation and in dividends as may be declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock do not have redemption rights, conversion rights or preemptive or other subscription rights. Holders of Common Stock do not have cumulative voting rights. Each share of Common Stock has one vote on all matter on which shareholders are entitled to vote, including the election of directors. The Optioned Shares will be subject to the terms of the Investor and Employee Stockholders' Agreement, dated November 21, 1990, by and among the Company, Robert T. Giaimo, Ype Hengst, Optionee and certain other investor shareholders or any successor agreement thereto to which Optionee is a party.

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                                    EXHIBIT B


Robert T. Giaimo
c/o Silver Diner Development, Inc.
11806 Rockville Pike
Rockville, Maryland  20852


Dear Mr. Giaimo:

         I am the holder of an option ("Option") granted by Robert T. Giaimo ("Giaimo") on April 6, 1994 to purchase up to an aggregate of 600 shares (subject to anti-dilution adjustments) of the Common Stock of Silver Diner Development, Inc., a Virginia corporation (the "Company"), pursuant to the terms of a Stock Option Agreement dated as of April 6, 1994. I hereby exercise my Option with respect to _________ shares of Common Stock subject to the Option at the price of $120 per share as provided for in the Agreement, and I present herewith funds payable to the order of Giaimo in the amount of $__________, which represents the full purchase price for the number of shares purchased upon this exercise.

         I hereby represent and warrant that I am purchasing the foregoing shares for my own account for investment and not with a view to the resale or distribution thereof except for resales or distributions in accordance with federal and state securities laws, and that I shall neither offer nor sell any or all of such shares except pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933 (the "Act"), which Registration Statement has been effective and is current with respect to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act. I understand and agree that such shares must be held indefinitely unless they are registered or an exemption from registration becomes available under the Act and the Securities laws of any state. I further represent and warrant that I have received and reviewed a brief description of the Common Stock of the Company and certain financial and other information with respect to the Company. I further represent and warrant that I have had the opportunity to ask questions of, and to receive answers from Giaimo concerning all material information concerning the Company and the terms and conditions of the transaction in which I am acquiring the shares of Common Stock.

         I hereby represent and warrant that I have the capacity to protect my own interests in connection with the exercise of this option, and to evaluate the merits and risks of this investment, by reason of my business or financial experience or the business or financial experience of my professional advisors, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly.

         I understand that the foregoing shares shall be held subject to the terms of the Investor and Employee Stockholders' Agreement, dated November 21, 1990, by and among the Company,

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Robert T. Giaimo,  Ype Hengst and certain  other  investor  shareholders  or any successor agreement thereto to which I am a party (the "Investor and Employee Stockholders' Agreement"). The certificates evidencing the shares purchased upon this exercise should be registered in my name and delivered to me. I understand that such certificates will bear the legend required by the Investor and Employee Stockholders' Agreement.


                                       Very truly yours,



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